SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549



                                   Form 8-A/A
                           Amendment No. 1 to Form 8-A

                For Registration of Certain Classes of Securities
                     Pursuant to Section 12(b) or (g) of the
                         Securities Exchange Act of 1934



                          CONCENTRA MANAGED CARE, INC.
             (Exact name of registrant as specified in its charter)


                Delaware                               04-3363415
(State of incorporation or organization)             (I.R.S. employer
                                                      identification number)

                      312 Union Wharf, Boston, MA             02109
                (Address of principal executive offices)   (Zip Code)


If this Form relates to the  registration  of a class of securities  pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c)(1), please check the following box. |_|

If this Form relates to the  registration  of a class of securities  pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(c)(2), please check the following box. |X|

Securities to be registered pursuant to Section 12(b) of the Act:

                                      NONE
                                (Title of Class)


                                (Title of Class)

Securities to be registered pursuant to Section 12(g) of the Act:


   Title of each class                        Name of each exchange on which
   to be so registered                        each class is to be registered

4.5% Convertible Notes due 2003                    NASDAQ Small Cap Market
Common Stock, par value $.01 per share               NASDAQ

                 Information Required in Registration Statement

Item 1.       Description of Registrant's Securities to be Registered

         The information set forth in the Section entitled "Description of Capital Stock" in the Concentra Managed Care, Inc. (the "Company") Registration Statement on Form S-3 (File No. 333-52585) filed with the Securities and Exchange Commission on May 13, 1998, as amended, including any form of prospectus contained therein filed by the Company pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the "Registration Statement"), is incorporated herein by reference.

Item 2.       Exhibits

         NONE

                     [Rest of Page Intentionally Left Blank]

                                    SIGNATURE


         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Form 8-A/A Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                     CONCENTRA MANAGED CARE, INC.



                                 By: /s/ Richard A. Parr
                                     Name: Richard A. Parr II, Esq.
                                     Title:   Executive Vice President and
                                              General Counsel
Dated:  January  7, 1999

HWD:  381785-1